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EXHIBIT 99.1


                        GENIUS PRODUCTS ANNOUNCES CHANGE
                        --------------------------------
                              TO BOARD OF DIRECTORS
                              ---------------------

SOLANA BEACH, Calif.--(January 6, 2005)--Genius Products, Inc. (OTCBB:GNPI) announced today the resignation of Peter Schlessel from its Board of Directors. Schlessel will continue his association with Genius Products as a member of the new Advisory Board to be chartered by the Board of Directors in the near future.

"We thank Peter for the guidance he has given us as a member of Genius' Board of Directors and are pleased to welcome him to our Advisory Board. We wish him all the best in his own endeavors," said Klaus Moeller, CEO of Genius Products.

Schlessel added: "While I have enjoyed my short tenure on the Board of Directors, other work commitments have become too pressing for me to continue my work as an effective member of the board. I look forward to continuing my involvement with Genius as a member of the new Advisory Board."

Entertainment industry veteran Schlessel, 42, joined Genius' Board of Directors in 2004, and had previously served as both president and president of production for Columbia Pictures from 2000 to 2004, culminating a 15-year career with Sony Pictures Entertainment, a subsidiary of Sony Corporation, in acquisition, marketing, production and distribution.

ABOUT GENIUS PRODUCTS, INC.
Genius Products, Inc. (OTCBB:GNPI) is a multi-brand company that produces and distributes affordable family entertainment products including DVDs and CDs. Its products are sold in retail outlets nationwide under well-known brands including AMC(R), TV Guide(R), The Twilight Zone(TM), Baby Genius(R), Tonka(R), My Little Pony(R), Curious George(R) and Paddington Bear(TM). Genius Products also licenses the Baby Genius brand to third-party companies fOR A variety of products including books, apparel and infant care products. Promotional partners include the world famous San Diego Zoo(R), Playtex(R), Gerber(R), Fazoli's(R) and Child(R) Magazine.

SAFE HARBOR STATEMENT
EXCEPT FOR HISTORICAL MATTERS CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS NEWS RELEASE ARE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS REFLECT ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY AFFECT GENIUS PRODUCTS' BUSINESS, FORECASTS, PROJECTIONS AND PROSPECTS, AND CAUSE RESULTS TO DIFFER FROM THESE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD VARY FOR MANY REASONS, INCLUDING BUT NOT LIMITED TO, THE TIMELY DEVELOPMENT AND ACCEPTANCE OF NEW PRODUCTS, THE MARKET DEMAND FOR OUR CURRENT PRODUCTS AND GENERAL MARKET CONDITIONS. OTHER SUCH RISKS AND UNCERTAINTIES INCLUDE OUR ABILITY TO GROW OUR BUSINESS, TO OBTAIN ADDITIONAL LICENSES, TO MEET ANTICIPATED RELEASE SCHEDULES AND OTHER MATTERS, WHICH ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. GENIUS PRODUCTS ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

                                      # # #
MEDIA CONTACT:
SSA Public Relations
John Russel/Elliott Chang, (818) 501-0700
New York:  Carolyn Lipkins, (212) 679-4750

INVESTOR RELATIONS CONTACT:
PondelWilkinson Inc.
Cecilia A. Wilkinson/Rosemary Moothart, (310) 279-5980